Exhibit 99.1
Talen Energy Corporation Announces Launch of $600 Million Term Loan B Financing and Repurchase of Common Stock
HOUSTON, Dec. 05, 2024 (GLOBE NEWSWIRE) — Talen Energy Corporation (“Talen” or the “Company”) (NASDAQ: TLN) announced today that the Company has launched an incremental Term Loan B credit facility (the “Financing”) that will increase the principal Term Loan B balance under its credit facilities from $859 million to approximately $1.459 billion. The Company also expects to replace its existing Term Loan C facility with a new letter of credit facility.
The Company has concurrently executed an agreement to repurchase at least $600 million in aggregate purchase price of shares of its outstanding common stock (the “Repurchase”) from affiliates of Rubric Capital Management LP (collectively, “Rubric”). The Repurchase is priced at a 4% discount to a 15-day VWAP prior to the closing of the Repurchase and is conditioned on the completion of the Financing. This transaction is incremental to the Company’s previously announced share repurchase program. That program will have approximately $1.2 billion of remaining capacity available through 2026 after the Company closes the Repurchase.
The proceeds from the Financing will be used, together with cash on hand, to fund the Repurchase, and both transactions are expected to close before December 31, 2024. Subject to market demand, the Company may increase the size of the Financing and use the additional proceeds to purchase additional shares of common stock from Rubric on the same terms as the initial sizing, or for general corporate purposes.
“We are pleased to continue our ongoing focus on shareholder returns through these transactions,” said Mac McFarland, President and Chief Executive Officer. “This transaction with Rubric significantly advances our efforts to evolve our business away from a post-restructuring capital structure. Rubric remains a substantial stakeholder in the Company, and we look forward to continuing to deliver value to all our stakeholders.”
There can be no assurance that the Financing or Repurchase will occur. This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 10.7 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic and Montana. Our team is committed to generating power safely and reliably, delivering the most value per megawatt produced and driving the energy transition. Talen is also powering the digital infrastructure revolution. We are well-positioned to capture this significant growth opportunity, as data centers serving artificial intelligence increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.
Investor Relations:
Ellen Liu
Senior Director, Investor Relations
InvestorRelations@talenenergy.com
Media:
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasts,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things, capital expenditures, earnings, litigation, regulatory matters, hedging, liquidity and capital resources and accounting matters. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from expectations, and are subject to numerous factors that present considerable risks and uncertainties.